Exhibit 99.1

For Immediate Release:	Contact:	Kieran Caterina or Diane M. LaPointe
SVPs and Co-Chief Accounting Officers
(914) 921-5149 or 7763

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports Record Third Quarter Earnings

-	Third quarter net income $35.0 million vs. $16.6 million a year ago
-	Fully diluted earnings were $1.22 per share versus $0.55 per share
-	Average AUM for quarter was $41.0 billion vs. $42.3 billion in 2017 quarter
- -
Investment grade rating reaffirmed by Standard & Poor’s
Our “Giving Back” program unfolded with shareholder designated contributions totaling nearly $5 million bringing total contributions to $47 million

Rye, New York, November 6, 2018 – GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) today reported third quarter 2018 revenues of $85.8 million, net income of $35.0 million, and earnings of $1.22 per diluted share.  This compares to third quarter 2017 revenues of $88.3 million, net income of $16.6 million, and earnings of $0.55 per diluted share.

In July 2018, GAMCO’s investment grade rating was reaffirmed by Standard and Poor’s with a stable outlook.  This reflects our strong financial condition.

Average AUM was $41.0 billion for the third quarter of 2018 versus $42.3 billion for the third quarter of 2017 and $40.6 billion for the second quarter of 2018.

Commitment to Community

Our firm has long held the belief that generating returns for our stakeholders, while important, is not the only factor in measuring our corporate success.  The importance of the way we and others conduct business is a key facet of our principles.  As evidence of this, we have been involved in the field of responsible investing since 1987.  In our program of corporate giving, our shareholder designated charitable contribution program, GAMCO shareholders select which organizations will be recipients of charitable grants.  This year, the majority of our shareholders registered their shares and were eligible to designate a 501(c)(3) organization.  With this year’s $4.9 million distribution, we have donated more than $22 million to over 150 charities across the United States since the inception of this program in 2013 which brings the total charitable contributions since our IPO to $47 million.  On November 6, 2018, the Board declared an additional $0.20 per share shareholder designated charitable contribution to registered shareholders of record as of December 31, 2018.

Revenues

-	Total revenues for the third quarter of 2018 were $85.8 million compared to $88.3 million in the prior year.

-
Investment advisory fees were $75.9 million in the third quarter versus $77.3 million in the third quarter of 2017.  Open-end and closed-end fund revenues were unchanged at $50.0 million in the third quarter.  Institutional and Private Wealth Management revenues were $24.3 million compared to $26.0 million in 2017.  SICAV revenues increased to $1.6 million from $1.3 million in the prior year quarter.

-	Distribution fees from our open-end equity funds and other income were $9.9 million for the third quarter of 2018 versus $11.0 million in the prior-year quarter.

Financial Highlights
	Third Quarter				YTD
($'s in 000's except AUM and per share data)	2018		2017		2018		2017

AUM - average (in millions)	$41,037		$42,323		$41,341		$41,696
AUM - end of period (in millions)	40,646		43,089		40,646		43,089

Revenues	$85,788		$88,341		$260,478		$261,858

Operating income	51,700		23,393		134,329		105,496

Income before income taxes	46,436		20,434		124,023		98,002
Effective tax rate		24.6%		18.8%		24.3%		34.4%

Net income	35,016		16,600		93,859		64,314

Net income per fully diluted share	$1.22		$0.55		$3.26		$2.14

Weighted average diluted shares outstanding	28,739		31,173		28,824		31,144

Shares outstanding at September 30,	29,066		29,168		29,066		29,168

Operating Income
Operating income was $51.7 million in the third quarter of 2018 versus $23.4 million in the prior-year period.  Lower amortization of deferred compensation, a non-cash charge, impacted operating costs by $9.6 million.  The previously announced waiver of CEO compensation beginning March 1, 2018 boosted third quarter operating income by $17.8 million.    Excluding GAAP treatment of the deferral, but reflecting the lower compensation expense due to the waiver, adjusted operating income was $51.9 million in the third quarter of 2018 versus $33.2 million in the year-ago quarter.  See pages 10 and 11 for a reconciliation of GAAP operating income to this adjusted operating income.

Other income/(expense), net

Mark to market investment losses were $3.8 million in the third quarter of 2018 versus gains of $3.6 million in the prior year quarter.  Interest expense for the three months was $1.9 million lower at $0.8 million versus $2.7 million in the year ago quarter.  This reflects the lower balance and repayment of the 4% PIK note.

Income Taxes

The Company’s effective tax rate (“ETR”) for the quarter ended September 30, 2018 was 24.6% versus 18.8% for the quarter ended September 30, 2017.  The prior year quarter’s ETR benefited from the reversal of certain tax accruals totaling $3.6 million.  Absent this reversal the ETR was 36.2%.

Business Highlights

-
On August 21, 2018, we announced that Ian Lapey joined us as portfolio manager for the newly registered Gabelli Global Financial Services Fund.  The Fund launched on October 1, 2018.  Ian was a Partner, Research Analyst, and Portfolio Manager at Third Avenue Management, after which he joined Moerus Capital Management LLC.  In 2009 he was appointed Co-Manager of the firm’s flagship Third Avenue Value Fund, and was subsequently named sole Portfolio Manager of that fund in 2012.

-	We also launched the Gabelli Global Mini Mites Fund. The fund will invest on a global basis in equity securities that have a market capitalization of $250 million or less.

-
On August 27, 2018, Trevor, Stewart, Burton & Jacobson (“TSB&J”), an RIA firm, agreed to assign their private wealth clients to GAMCO Asset Management.  Carl Kempner, Jr. and Melody Bryant joined GAMCO to manage the portfolios for the former TSB&J clients.

-	On September 28, 2018, Fitch Ratings gave the Gabelli U.S. Treasury Fund its highest rating, AAAmmf.

Balance Sheet

We ended the quarter with cash and investments of $60.0 million and debt of $24.2 million.  We note that there is $50.0 million, net of a $16.7 million tax benefit, still payable in deferred compensation.

Returns to Shareholder

We distributed $0.6 million in dividends during the quarter ended September 30, 2018 and we purchased 86,333 shares at an average price of $25.99 per share for a total investment of $2.2 million.  Since our IPO in February 1999, we have returned $2.0 billion to shareholders consisting of $1.0 billion of spin-offs, $492.8 million in the form of dividends, and $462.2 million through stock buybacks of approximately 10.7 million shares.

On November 6, 2018, GAMCO’s Board of Directors declared a regular quarterly dividend of $0.02 per share payable on January 15, 2019 to its Class A and Class B shareholders of record on January 2, 2019.

About GAMCO Investors, Inc.

GAMCO Investors, Inc., through its subsidiaries, manages open-end funds and closed-end funds (Gabelli Funds, LLC) and private advisory accounts (GAMCO Asset Management Inc.).

The Company reported Assets Under Management as follows (in millions):

	September 30,	September 30,
	2018	2017
Equities:
Open-end Funds	$12,799	$13,762
Closed-end Funds	7,895	7,668
Institutional & PWM - direct (a)	11,940	13,893
Institutional & PWM - sub-advisory	5,434	5,346
SICAV	548	504
Total Equities	38,616	41,173
Fixed Income:
100% U.S. Treasury Fund	2,004	1,890
Institutional & PWM	26	26
Total Fixed Income	2,030	1,916
Total Assets Under Management	$40,646	$43,089
(a) Includes $324 million and $280 million of 100% U.S. Treasury Fund AUM at
September 30, 2018 and September 30, 2017, respectively.

Table I: Fund Flows - 3rd Quarter 2018
				Fund
		Market		distributions,
	June 30,	appreciation/	Net cash	net of	September 30,
	2018	(depreciation)	flows	reinvestments	2018
Equities:
Open-end Funds	$12,906	$480	$(566)	$(21)	$12,799
Closed-end Funds	7,778	252	(9)	(126)	7,895
Institutional & PWM - direct	11,982	418	(460)	-	11,940
Institutional & PWM - sub-advisory	5,459	55	(80)	-	5,434
SICAV	559	1	(12)	-	548
Total Equities	38,684	1,206	(1,127)	(147)	38,616
Fixed Income:
100% U.S. Treasury Fund	1,961	10	33	-	2,004
Institutional & PWM	26	-	-	-	26
Total Fixed Income	1,987	10	33	-	2,030
Total Assets Under Management	$40,671	$1,216	$(1,094)	$(147)	$40,646

Table II: Fund Flows - Year to date September 30, 2018
				Fund
		Market		distributions,
	December 31,	appreciation/	Net cash	net of	September 30,
	2017	(depreciation)	flows	reinvestments	2018
Equities:
Open-end Funds	$13,747	$503	$(1,413)	$(38)	$12,799
Closed-end Funds	8,053	269	(47)	(380)	7,895
Institutional & PWM - direct	13,420	227	(1,707)	-	11,940
Institutional & PWM - sub-advisory	5,432	122	(120)	-	5,434
SICAV	510	(14)	52	-	548
Total Equities	41,162	1,107	(3,235)	(418)	38,616
Fixed Income:
100% U.S. Treasury Fund	1,870	24	110	-	2,004
Institutional & PWM	31	1	(6)	-	26
Total Fixed Income	1,901	25	104	-	2,030
Total Assets Under Management	$43,063	$1,132	$(3,131)	$(418)	$40,646

Table III

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Quarter Ended
	September 30,
	2018	2017

Investment advisory and incentive fees	$75,934	$77,328
Distribution fees and other income	9,854	11,013
Total revenues	85,788	88,341

Compensation costs	17,562	42,919
Distribution costs	9,819	11,665
Other operating expenses	5,258	5,429
Total expenses	32,639	60,013

Operating income before management fee	53,149	28,328

Investment income	(3,797)	3,586
Interest expense	(759)	(2,688)
Shareholder-designated contribution	(708)	(3,857)
Other expense, net	(5,264)	(2,959)

Income before management fee and income taxes	47,885	25,369
Management fee expense	1,449	4,935
Income before income taxes	46,436	20,434
Income tax expense	11,420	3,834
Net income attributable to GAMCO Investors, Inc.	$35,016	$16,600

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$1.22	$0.57

Diluted	$1.22	$0.55

Weighted average shares outstanding:
Basic	28,677	28,926

Diluted	28,739	31,173

Actual shares outstanding (a)	29,066	29,168

Notes:
(a) Includes 434,750 and 164,050 of RSAs, respectively.

See GAAP to non-GAAP reconciliation on page 8.

Table IV

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Nine Months Ended
	September 30,
	2018	2017

Investment advisory and incentive fees	$230,616	$228,942
Distribution fees and other income	29,862	32,916
Total revenues	260,478	261,858

Compensation costs	72,464	97,634
Distribution costs	29,875	33,373
Other operating expenses	16,245	15,900
Total expenses	118,584	146,907

Operating income before management fee	141,894	114,951

Investment income	(6,541)	4,632
Interest expense	(2,881)	(8,269)
Shareholder-designated contribution	(884)	(3,857)
Other expense, net	(10,306)	(7,494)

Income before management fee and income taxes	131,588	107,457
Management fee expense	7,565	9,455
Income before income taxes	124,023	98,002
Income tax expense	30,164	33,688
Net income attributable to GAMCO Investors, Inc.	$93,859	$64,314

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$3.26	$2.22

Diluted	$3.26	$2.14

Weighted average shares outstanding:
Basic	28,789	28,930

Diluted	28,824	31,144

Actual shares outstanding (a)	29,066	29,168

Notes:
(a) Includes 434,750 and 164,050 of RSAs, respectively.

See GAAP to non-GAAP reconciliation on page 8.

Table V
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2018				2017
	1st	2nd	3rd	Year	1st	2nd	3rd	4th
	Quarter	Quarter	Quarter	to Date	Quarter	Quarter	Quarter	Quarter	Full Year
Income Statement Data:

Revenues	$87,497	$87,193	$85,788	$260,478	$85,917	$87,600	$88,341	$98,666	$360,524

Expenses	41,607	44,338	32,639	118,584	41,310	45,584	60,013	54,931	201,838

Operating income before
management fee	45,890	42,855	53,149	141,894	44,607	42,016	28,328	43,735	158,686

Investment income	(4,855)	2,111	(3,797)	(6,541)	509	537	3,586	(2,467)	2,165
Interest expense	(1,200)	(922)	(759)	(2,881)	(2,832)	(2,749)	(2,688)	(1,891)	(10,160)
Shareholder-designated contribution	-	(176)	(708)	(884)	-	-	(3,857)	(280)	(4,137)
Other income/(expense), net	(6,055)	1,013	(5,264)	(10,306)	(2,323)	(2,212)	(2,959)	(4,638)	(12,132)

Income before management
fee and income taxes	39,835	43,868	47,885	131,588	42,284	39,804	25,369	39,097	146,554
Management fee expense	4,634	1,482	1,449	7,565	2,164	2,356	4,935	4,211	13,666
Income before income taxes	35,201	42,386	46,436	124,023	40,120	37,448	20,434	34,886	132,888
Income tax expense	7,940	10,804	11,420	30,164	15,300	14,554	3,834	21,391	55,079
Net income attributable to
GAMCO Investors, Inc.	$27,261	$31,582	$35,016	$93,859	$24,820	$22,894	$16,600	$13,495	$77,809

Net income per share
attributable to GAMCO
Investors, Inc.:
Basic	$0.94	$1.10	$1.22	$3.26	$0.86	$0.79	$0.57	$0.46	$2.68

Diluted	$0.94	$1.10	$1.22	$3.26	$0.82	$0.76	$0.55	$0.46	$2.60

Weighted average shares outstanding:
Basic	28,916	28,777	28,677	28,789	28,970	28,896	28,926	29,103	28,980

Diluted	28,916	28,819	28,739	28,824	31,160	31,100	31,173	30,336	30,947

Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	45,890	42,855	53,149	141,894	44,607	42,016	28,328	43,735	158,686
Deduct: management fee expense	4,634	1,482	1,449	7,565	2,164	2,356	4,935	4,211	13,666
Operating income	$41,256	$41,373	$51,700	$134,329	$42,443	$39,660	$23,393	$39,524	$145,020

Operating margin before
management fee	52.4%	49.1%	62.0%	54.5%	51.9%	48.0%	32.1%	44.3%	44.0%
Operating margin after
management fee	47.2%	47.4%	60.3%	51.6%	49.4%	45.3%	26.5%	40.1%	40.2%

Notes on Non-GAAP Financial Measures:
Operating income before management fee is used by management to evaluate its business operations. We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the "Company") as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company's proprietary investment portfolio and interest expense.

Table VI
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	September 30,	December 31,
	2018	2017

ASSETS

Cash and cash equivalents	$34,334	$17,821
Investments	29,704	36,790
Receivable from brokers	2,654	1,578
Other receivables	30,616	45,621
Deferred tax asset and income tax receivable	11,532	15,615
Other assets	9,617	10,861

Total assets	$118,457	$128,286

LIABILITIES AND EQUITY

Payable to brokers	$-	$14,926
Income taxes payable and deferred tax liabilities	3,555	3,128
Compensation payable (a)	70,385	82,907
Accrued expenses and other liabilities	32,545	34,454
Sub-total	106,485	135,415

5.875% Senior notes (due June 1, 2021)	24,162	24,144
4% PIK note (due November 30, 2020)	-	50,000
1.6% AC Note (due February 28, 2018)	-	15,000
Total debt	24,162	89,144
Total liabilities	130,647	224,559

GAMCO Investors, Inc.'s stockholders' deficit	(12,190)	(96,273)

Total liabilities and equity	$118,457	$128,286

(a) Excludes $21.1 million and $59.0 million of DCCA expense that is not yet recorded under GAAP as of
September 30, 2018 and December 31, 2017, respectively.

Non-GAAP information and reconciliation:

GAMCO’s non-GAAP measures include adjusted operating income, adjusted income before taxes, adjusted effective tax rate, adjusted net income and adjusted net income per fully diluted share.  GAMCO’s calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation.  As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods to understand operating performance without regard to items that we do not consider to be a component of our core operating performance.  Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes.  For these reasons we believe these non-GAAP measures are useful for our investors.

Adjusted operating income, adjusted income before taxes, adjusted effective tax rate, adjusted net income and adjusted net income per fully diluted share can be used by investors to review our results on a consistent basis.  Examples of adjustments to these measures include the GAAP impact of the 2016 Deferred Cash Compensation Agreement (“DCCA”), First Half 2017 DCCA, and the Fourth Quarter 2017 DCCA that were put in place to enable the Company to more quickly pay down its debt.

The following tables reconcile adjusted income before taxes, adjusted effective tax rate, adjusted net income and adjusted net income per share to their closest GAAP equivalent:

	For the three months ended September 30, 2018
		Impact of	Impact of
	Reported	Fourth Quarter	First Half	Impact of
	GAAP	2017 DCCA	2017 DCCA	2016 DCCA	Adjusted

Total revenues	$85,788	$-	$-	$-	$85,788

Compensation costs	17,562	(766)	(441)	2,474	18,829
Distribution costs	9,819	-	-	-	9,819
Other operating expenses	5,258	-	-	-	5,258
Total expenses	32,639	(766)	(441)	2,474	33,906

Operating income before management fee	53,149	766	441	(2,474)	51,882

Other income/(expense), net	(5,264)	-	-	-	(5,264)

Income before management fee and income taxes	47,885	766	441	(2,474)	46,618
Management fee expense	1,449	(419)	-	(1,030)	-
Income before income taxes	46,436	1,185	441	(1,444)	46,618
Income tax expense	11,420	296	110	(361)	11,465
Net income attributable to GAMCO Investors, Inc.	$35,016	$889	$331	$(1,083)	$35,153

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$1.22	$0.03	$0.01	$(0.04)	$1.23
Diluted	$1.22	$0.03	$0.01	$(0.04)	$1.22

Reconciliation of non-GAAP financial measures to GAAP:

Operating income before management fee	$53,149	$766	$441	$(2,474)	$51,882
Deduct: management fee expense	(1,449)	419	-	1,030	-
Operating income	$51,700	$1,185	$441	$(1,444)	$51,882

	For the three months ended September 30, 2017

	Reported	First Half
	GAAP	2017 DCCA	2016 DCCA	Adjusted

Total revenues	$88,341	$-	$-	$88,341

Compensation costs	42,919	(4,816)	(3,415)	34,688
Distribution costs	11,665	-	-	11,665
Other operating expenses	5,429	-	-	5,429
Total expenses	60,013	(4,816)	(3,415)	51,782

Operating income before management fee	28,328	4,816	3,415	36,559

Other expense, net	(2,959)	-	-	(2,959)

Income before management fee and income taxes	25,369	4,816	3,415	33,600
Management fee expense	4,935	(886)	(688)	3,361
Income before income taxes	20,434	5,702	4,103	30,239
Income tax expense	3,834	2,167	1,559	7,560
Net income attributable to GAMCO Investors, Inc.	$16,600	$3,535	$2,544	$22,679

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$0.57	$0.12	$0.09	$0.78
Diluted	$0.55	$0.11	$0.08	$0.75

Reconciliation of non-GAAP financial measures to GAAP:

Operating income before management fee	$28,328	$4,816	$3,415	$36,559
Deduct: management fee expense	(4,935)	886	688	(3,361)
Operating income	$23,393	$5,702	$4,103	$33,198

	For the nine months ended September 30, 2018
		Impact of	Impact of
	Reported	Fourth Quarter	First Half	Impact of
	GAAP	2017 DCCA	2017 DCCA	2016 DCCA	Non-GAAP

Total revenues	$260,478	$-	$-	$-	$260,478

Compensation costs	72,464	(4,446)	(2,335)	135	65,818
Distribution costs	29,875	-	-	-	29,875
Other operating expenses	16,245	-	-	-	16,245
Total expenses	118,584	(4,446)	(2,335)	135	111,938

Operating income before management fee	141,894	4,446	2,335	(135)	148,540

Other expense, net	(10,306)	-	-	-	(10,306)

Income before management fee and income taxes	131,588	4,446	2,335	(135)	138,234
Management fee expense	7,565	(1,257)	(1,401)	(3,090)	1,817
Income before income taxes	124,023	5,703	3,736	2,955	136,417
Income tax expense	30,164	1,426	934	738	33,262
Net income attributable to GAMCO Investors, Inc.	$93,859	$4,277	$2,802	$2,217	$103,155

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$3.26	$0.15	$0.10	$0.08	$3.58
Diluted	$3.26	$0.15	$0.10	$0.08	$3.58

	For the nine months ended September 30, 2017

	Reported	First Half
	GAAP	2017 DCCA	2016 DCCA	Adjusted

Total revenues	$261,858	$-	$-	$261,858

Compensation costs	97,634	14,390	(9,174)	102,850
Distribution costs	33,373	-	-	33,373
Other operating expenses	15,900	-	-	15,900
Total expenses	146,907	14,390	(9,174)	152,123

Operating income before management fee	114,951	(14,390)	9,174	109,735

Other expense, net	(7,494)	-	-	(7,494)

Income before management fee and income taxes	107,457	(14,390)	9,174	102,241
Management fee expense	9,455	2,666	(2,172)	9,949
Income before income taxes	98,002	(17,056)	11,346	92,292
Income tax expense	33,688	(6,594)	4,350	31,444
Net income attributable to GAMCO Investors, Inc.	$64,314	$(10,462)	$6,996	$60,848

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$2.22	$(0.36)	$0.24	$2.10
Diluted	$2.14	$(0.34)	$0.22	$2.02

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy, the effects of the Tax Cuts and Jobs Act, and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations, and the ongoing impacts of the Tax Cuts and Jobs Act with respect to tax rates and the non-deductibility of certain portions of NEO compensation. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors  contained in our Form 10-K and other public filings.  Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.